SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5 Concourse Parkway, Suite 3200

Atlanta, GA 30328

(Address of principal executive offices)

(678) 281-2020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 relating to the Credit Agreement is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 5, 2014, Ebix, Inc. (the “Company”) and certain of its subsidiaries entered into a Credit Agreement, dated as of August 5, 2014, among the Company, as Borrower, certain subsidiaries of the Company from time to time party thereto, as Guarantors, Regions Bank, as Administrative Agent and Collateral Agent, and the lenders from time to time party thereto (the “Credit Agreement”). The Credit Agreement provides for a $150 million credit facility which includes a revolving credit facility, a letter of credit sub-facility and a swingline sub-facility, each with a final maturity date of August 5, 2019. Subject to certain conditions, the Company may increase the revolving credit facility by up to $50 million. The revolving credit facility bears interest at an initial rate equal to the London Interbank Offered Rate (LIBOR) plus 175 basis points. Thereafter, the interest rate margin over LIBOR shall vary between 1.50% and 2.25% depending upon the Company’s then current consolidated leverage ratio. The Company will also have a corresponding base rate interest rate option.

Under the terms of the Credit Agreement, until all amounts under the Credit Agreement are repaid in full and the revolving commitments of all the lenders have expired or terminated, the Company must comply with a maximum consolidated leverage ratio covenant and a minimum consolidated fixed charge coverage ratio. The Credit Agreement comes with certain restrictions, carve outs, covenants, and obligations, as detailed in the enclosed Credit Agreement.

The obligations under the Credit Agreement of the Company and the Guarantors party thereto are secured by substantially all of the domestic assets of the Company and each such Guarantor, including the pledge of the equity interests in certain subsidiaries of the Company.

This summary is qualified in its entirety by reference to the Credit Agreement, which is included as Exhibit 10.1 and incorporated herein by reference. The Company issued a press release announcing the Credit Agreement on August 6, 2014, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 5, 2014, entered into by and among Ebix, Inc., as Borrower, certain subsidiaries of the Company from time to time party thereto, as Guarantors, Regions Bank, as Administrative Agent and Collateral Agent, and the lenders from time to time party thereto.

99.1	Press Release, dated August 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Name:	Robert Kerris
Title:	EVP, Chief Financial Officer & Corporate Secretary

Dated: August 11, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 5, 2014, entered into by and among Ebix, Inc., as Borrower, certain subsidiaries of the Company from time to time party thereto, as Guarantors, Regions Bank, as Administrative Agent and Collateral Agent, and the lenders from time to time party thereto.

99.1	Press Release, dated August 6, 2014.